CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (Nos. 333- 92024; 333-135007; 333-158065; 333-180288; 333-202420, 333-223191), Registration Statement on Form F-4 (No. 333-126531) and Registration Statements on Form S-8 (Nos. 333-103887; 333-104203; 333-109288; 333- 113427; 333-127327; 333-143639; 333-145859; 333-155338; 333-162565; 333-170525; 333-176732; 333-183806; 333-197839; 333-220458) of HSBC Holdings Plc of our report dated February 19, 2019 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F. /s/PricewaterhouseCoopers LLP London, United Kingdom February 20, 2019